UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

Deli Solar (USA), Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices, including zip code)

+86-10-63850516
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 9, 2007, John D. Kuhns, Kelly Chow and Ravinder Soin, directors of Deli Solar (USA), Inc. (the "Company") resigned their directorships to pursue other interests. Mr. Kuhns served as the Company’s Chairman of the Board and its Audit Committee. Ravinder Soin served as a member of the Audit Committee. On the same day, the board accepted their resignations.

None of Messrs Kuhns, Chow and Soin resigned as a result of any disagreement with the Company on any matter, including any matter related to the operations, policies or practices of the Company. As a result of the resignations, the Company has two remaining directors. The Company is currently seeking additional qualified directors to meet the minimum requirement of three directors in its by-laws, to fill the two vacancies in the Audit Committee and to add qualified business people who can bring value to the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deli Solar (USA), Inc.
(Registrant)

Date: March 15, 2007	By:	/s/ Deli Du
Deli Du
President and Chief Executive Officer